Cooperation Agreement



THIS COOPERATION AGREEMENT made as of March _____, 2000

AMONG

     ChinaAerospace    Machinery   and   Electric   Group    Institute   No.   2
     Telecommunication Station, of Beijing, the People's Republic of China (`PRC") ("Party A")

     AND  Beijing   Qizhengtong   Scientific   and   Technological   Development
     Corporation, a company incorporated under the laws of the PRC ("Party B")

AND

     Beijing  CathayOnline   Technologies  Co.,  Ltd.,  a  wholly-owned  foreign
     enterprise established under the laws of the PRC ("Party C")

WHEREAS:

A. Party A is a division of China Aerospace and is currently providing full telecom services to customers in Yongding Road Area in Beijing, with an existing customer basis of corporate and individual customers of around 15,000 ("Existing Customers");

B. Party B is a corporate entity established by Party A, which has separate legal status and is capable of obtaining internet service provider ("ISP") license;

C. Party A and/or Party B wish to establish full ISP services for the Existing Customers and to market such services to customers of the other China Aerospace divisions as well as other potential customers ("Other Customers"); and

D. Party A and/or Party B and Party C wish to cooperate with each other in the provision of the Services.

IN CONSIDERATION OF mutual promises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follow:

Cooperation Structure and Provision of Services

1. Party A and/or Party B, together with Party C (or its designated party), will jointly incorporate a company in Beijing ("Beijing Company"), which will provide full ISP services and other value added internet services (the "Services") to the Existing Customers and Other Customers.

The Parties' Contributions

2. Party A and/or Party B will jointly and severally be responsible for the following:

(1) obtaining telecom or other licenses from relevant government departments in the PRC that are required for the Beijing Company to legally provide the Services, including, but not limited to licenses required for ISP, ICP, data processing and e-mail services; and

(2) cooperating with other stations of China Aerospace to market the Services to Other Customers.

3. Party C (or through its designated entity) will contribute to the Beijing Company a total amount of about US$ 2.5 million in the form of necessary equipment and provision of operating capital required for marketing and development of the Services ("Development Expenses"), the schedule of which will be determined by the Parties on the basis of the project needs provided that the funding and accounting practice related thereto comply with requirements of relevant securities regulatory authorities. Party C will further provide funds required for the provision of the Services or expansion of such Services and such funding requirements will be reviewed by the Parties.

Operation and Management of the Beijing Company

4. The board of directors of the Beijing Company will be consisted of five (5) directors, of which Party A and/or Party B will appoint Two (2) and Party C will appoint Three (3).

5. The Chairman of the Board of the Beijing Company will be appointed by Party C and the General Manager for the Beijing Company will be appointed by Party A and/or Party B.

6. Party C (or its designated entity) will, with the assistance and participation of Party A and/or Party B, be responsible for management of the Beijing Company on the basis of a management agreement to be entered by the relevant parties.

7. Party A and/or Party B will provide the technical and administrative team required by the Beijing Company for the development and maintenance of the Services.

Shareholding and Dividend

8. Party A and/or Party B will hold Thirty (30) percent of all issued and outstanding shares of the Beijing Company and Party C (or its designated entity) will hold Seventy (70) percent of all issued and outstanding shares of the Beijing Company.

9. After tax profits of the Beijing Company will be distributed to the shareholders in accordance with their respective shareholding pursuant to relevant laws and rules provided that no such distribution will be made before and until the Capital Expenses are fully paid back to Party C (or its designated entity).

Covenants and Undertakings

10. Each of the Parties covenants not to enter into any similar discussion and agreement with any other third parties.

11. The Parties undertake to cooperate in good faith to implement the project contemplated by this Agreement.

Representations and Warrants

12.  Party A and/or Party B jointly and severally represent and warrant that:

     (1) It has legal capacity to enter into this Agreement and has taken all actions and steps required for entering into this Agreement.

     (2) It is legally bound by this Agreement and has legal rights and capacity to perform its obligations under this Agreement; and

     (3)  The  entering  into  this   Agreement  and  the   performance  of  the
          obligations hereunder by Party A and/or Party B is not in violation of any laws or rules to which Party A and/or Party B is subject.

13.  Party B represents and warrants that:

     (1) It is established under the laws of the PRC and is validly subsisting and has complied with all the reporting requirements under the laws of the PRC;

     (2) It has legal capacity to enter into this Agreement and has taken all corporate actions and steps required for entering into this Agreement;

     (3) It is legally bound by this Agreement and has legal rights and capacity to perform its obligations under this Agreement; and

     (4)  The  entering  into  this   Agreement  and  the   performance  of  the
          obligations hereunder by Party C is not in violation of any laws or rules to which Party C is subject.

General Provisions

14. This Agreement will come into effective upon the execution of the same by the duly authorized signatories of the Parties and upon satisfactory completion of due diligence on the project contemplated by this Agreement by Party C or its advisers

15. This Agreement is governed by and construed in accordance with laws of the PRC and the Parties hereby submit to the non-exclusive jurisdiction of courts in the PRC.

16. Any provisions hereof held by a competent court or arbitration tribunal to be invalid or illegal shall not affect the validity of other provisions hereof which shall remain intact and legally binding. The Parties shall continue to implement such other provisions.

   17. This Agreement shall be binding on and enure to the benefits of heirs, executors, administrators, successors and assigns of the Parties hereto provided that Party A and/or Party B shall not assign its rights and obligations hereunder unless with express prior written consent of Party C.

18. This Agreement is prepared in both English and Chinese with three (3) original copies in each language version. Should the two versions conflict, the English version shall prevail.


Executed by the Parties on the date first above mentioned.

Witness China Aerospace Machinery and Electric Group No.2 Institute Telecommunication Station


_____________________________            Per:_________________ (corporate seal)

Witness                                  Beijing Qizhengtong Scientific and
                                         Technological Development Corporation


_____________________________            Per:_________________ (corporate seal)

Witness                                  Beijing CathayOnline Technologies
                                         Co., Ltd.


_____________________________            Per:_________________(corporate seal)